UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             March 31, 2008

Centennial Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 300
Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     303-296-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On March 31, 2008, the Company entered into an amendment to renew its $70 million 364-day Revolving Credit Agreement with U.S. Bank National Association.  The renewed credit agreement expires as of March 30, 2009.  No other terms and conditions of the credit agreement were amended.

As of March 31, 2008, the Company had no balance outstanding under the credit facility.

In addition to this credit facility, U.S. Bank performs various commercial banking services for the Company for which it receives usual and customary fees.

The description of the amendment is qualified in its entirety by reference to the amendment, which is attached as Exhibit 99.1 of this Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed herewith:

99.1         Amendment No. 7 to Revolving Credit Agreement, dated March 31, 2008, between U.S. Bank National Association and the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL BANK HOLDINGS, INC.

	By:	/s/ Zsolt K. Besskó
Name: Zsolt K. Besskó
Title: Executive Vice President, General
Counsel and Secretary

Date: April 2, 2008